PRESS RELEASE FOR IMMEDIATE RELEASE
Contact: Joe R. Cooper
Vice President Treasurer
614-278-6622

BIG LOTS REPORTS 2002 EPS GROWTH OF 154%

COMPANY TO LAUNCH NATIONAL TV ADVERTISING CAMPAIGN

ISSUES 2003 EARNINGS GUIDANCE

Columbus, Ohio — February 26, 2003 — Big Lots, Inc. (NYSE: BLI) today reported net income for the fiscal year ended February 1, 2003, of $76.6 million, or $0.66 per share, versus a net loss from continuing operations last year of $28.7 million, or $0.25 per share. Net income for the quarter ended February 1, 2003 was $66.2 million, or $0.57 per share, compared to a fourth quarter loss from continuing operations of $1.9 million last year, or $0.02 per share. Last year’s reported net income was impacted by a fourth quarter non-cash charge. Excluding this charge, adjusted 2001 earnings from continuing operations for the year and fourth quarter were $0.26 and $0.50, respectively. The Company’s 2002 EPS of $0.66 represented an increase of 154% over last year’s adjusted earnings from continuing operations of $0.26 per share and was in line with Thomson Financial/First Call’s consensus forecast.

Net sales for the fiscal year ended February 1, 2003 were $3,868.5 million, a 12.7% increase compared to sales of $3,433.3 million for the same period of 2001. Comparable store sales for stores open two years at the beginning of the fiscal year were up 7.7% for the full year behind a 2.8% increase in customer transactions and a 4.9% increase in the value of the average basket.

Net sales for the quarter ended February 1, 2003 increased 6.9% to $1,217.0 million compared to sales of $1,138.2 million for 2001. Comparable store sales for stores open two years at the beginning of the fiscal year were up 2.1% in the fourth quarter as a 4.2% increase in the value of the average basket was partially offset by a 2.1% decrease in customer transactions.

Commenting on the results, Michael J. Potter, Chairman and Chief Executive Officer, said, “We are very pleased to report strong sales and earnings growth for 2002, particularly given the challenging economic and retail environment during most of the year. Significant increases in customer transactions combined with growth in the value of the average basket drove a 7.7% increase in comparable store sales. The strong sales growth translated into substantial earnings growth, with the operating margin increasing from 2.0% of sales last year to 3.8% this year and EPS up 154% over the prior year. The growth in sales, customer transactions, operating margin, and earnings demonstrates to us that the repositioning strategy begun almost two years ago has restored growth and momentum to the business.”

Mr. Potter continued, “The fourth quarter was characterized by continued sales and earnings growth, with a 2.1% comparable store sales increase, in line with the performance of other value-oriented retailers, and net income growth of 16%. However, the growth rate in our business slowed during the fourth quarter, which we believe reflected the overall retail environment combined with the shorter Christmas selling season. When it mattered most during the all-important holiday shopping season, the customer responded as we posted our first December double-digit comp store sales increase in the Company’s history. This strong December comp followed a weak November comp of minus 6%, as customers bought toys and Christmas trim-a-tree closer to need. January comps of 1% were impacted by unfavorable weather across the country, weak demand for seasonal lawn & garden and spring decorative merchandise as well as the disruption of inventory flow in these categories due to the west coast longshoremen’s dispute. Excluding seasonal categories, comp stores sales were up 3%, 7% and 5% for November, December, and January, respectively.”

“Inventory management coupled with opportunistic buying led to the fourth consecutive quarter in which our gross margin rate increased by more than 100 basis points over prior year,” Mr. Potter added. “This level of improvement allowed us to pass significant savings on to our customers, aggressively promote seasonal merchandise, and enter 2003 with in-store inventory levels up only 1% to last year. We will continue to focus on tight management of inventories and expenses. This discipline enabled us to reduce our net debt to $60 million, down $126 million compared to last year, and the lowest year-end level in the last 8 years.”

Mr. Potter stated, “Looking ahead, we believe momentum in our non-seasonal businesses combined with improving inventory levels in our seasonal categories leave us well positioned for the spring season. We began February with lawn & garden inventories comparable to last year, and expect spring decorative inventories to be on plan by the end of the month. Improving inventory levels in these categories provide us the ability to drive sales growth as weather conditions become more comparable to prior year. While we’re cautious about the overall retail environment, we are encouraged by the underlying trend in our non-seasonal businesses as well as the solid growth in customer counts, sales, and earnings over the past twelve months.”

Mr. Potter concluded, “Today we are announcing a series of initiatives for 2003 which build upon the momentum of 2002. This operating plan includes the launch of our first national television advertising campaign, the extension of our successful store remodel program to eastern U.S. markets, the expansion of our highly productive furniture business, continued progress in major supply chain initiatives, and the construction of our fifth distribution center. Our management team is highly energized around these initiatives which should allow us to continue to leverage our unique, differentiated position as the nation’s largest broadline closeout retailer, and drive sales and earnings growth in 2003 and beyond.”

2003 Outlook

The Company has issued 2003 EPS guidance of $0.74 to $0.78 per share, which reflects net income growth of 15% – 20% compared to 2002. These estimates are based on a comparable store sales increase in the mid-single digit range with total sales up in the high single digit range. The Company expects the gross margin rate to be in-line with 2002 results, with improving markdown management partially offset by slightly lower initial markup. The selling, general and administrative expense rate is expected to decrease by approximately 10-50 basis points versus prior year due to improved supply chain productivity, as well as the compounding effect of an improving sales trend over an expense base with a large fixed cost component. Interest expense for 2003 is expected to be approximately $18 to $19 million, down versus 2002 as a result of lower average borrowings.

For the first quarter of 2003, the Company’s plan calls for EPS in the range of $0.07 to $0.11 per share based on a low single digit comparable store sales gain. As previously communicated, the Company’s original plan called for a February same store sales increase in the low single digits against last year’s industry leading 14.0% increase. In light of the unfavorable weather conditions throughout the month, the Company now expects February comparable store sales to be in the negative low-single digit range. As a result of the timing of Easter, March comparable store sales are expected to decrease in the low single digits while April comparable store sales are planned to increase in the mid single digits.

The Company announced the following series of initiatives for 2003:

•	The launch of the Company’s first ever national television advertising campaign in April 2003, two years ahead of the original plan, providing a cost effective way to leverage the Company’s single brand and increase consumer brand awareness,

•	The opening of 90 new stores (60 net of closings),

•	The continued expansion of the furniture business by adding 145 departments into both new and existing stores,

•	The continuation of the store remodel program by remodeling over 200 stores in eastern U.S. markets, many of which will include expanded furniture departments,

•	The implementation of certain elements of the Company’s Ohio L.A.B. stores, primarily in new and remodeled stores,

•	Continued progress on key supply chain initiatives, and

•	The construction of a fifth distribution center, to be located in Durant, OK.

The Company’s guidance for each of the quarters of 2003 is provided in the attached table.

Big Lots, Inc. will host a conference call at 8:30 a.m. EST today, to discuss the Company’s financial results, the Company’s outlook for 2003, as well as provide details of the Company’s 2003 initiatives. The Company invites you to listen to the live webcast of the conference call. The Company is hosting the live webcast at www.biglots.com. Those joining our webcast will be able to view a slide presentation that will accompany the audio portion of the conference call.

To join the webcast, click on the microphone on the homepage. From there, you will be asked for some contact information, and then be provided with a web page featuring links to the live conference call. To connect, click on the “Audio with Slides” link appropriate for your media player (Windows Media Player or Real Player). The “Audio with Slides” links will enable you to experience the entire conference call via the internet.

If you are unable to join the live webcast, an archive of the call will be available at www.biglots.com in the Investor Relations section of the Company’s website two hours after the call ends and will remain available through midnight on Wednesday, March 12. A replay of the call will be available beginning 12:00 p.m. EST today through March 12 at midnight by dialing: (800) 475-6701 (United States) or (320) 365-3844 (International). The access number is 673736.

Big Lots, Inc. (NYSE: BLI) is the nation’s largest broadline closeout retailer. The Company operates a total of 1,380 closeout stores in 45 states operating as BIG LOTS and BIG LOTS FURNITURE. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, WISCONSIN TOY and with online shopping at www.biglotswholesale.com. The Company’s website is located at www.biglots.com. Investors can monitor the progress of company sales weekly by calling (614) 870-2095.

Cautionary Statement Regarding Forward-Looking Information

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. The Company wishes to take advantage of the “safe harbor” provisions of the Act.

This release, as well as other verbal or written statements or releases made by or on the behalf of the Company, may contain or may incorporate material by reference which includes forward-looking statements within the meaning of the Act. Statements, other than those based on historical facts, which address activities, events, or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of the Company’s business, and operations and other similar matters are forward-looking statements, which are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business, actual events and results may materially differ from anticipated results described in such statement.

The Company’s ability to achieve such results is subject to certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include: sourcing and purchasing merchandise, the cost of the merchandise, economic and weather conditions which affect buying patterns of the Company’s customers, changes in consumer spending and consumer debt levels, inflation, the Company’s ability to anticipate buying patterns and implement appropriate inventory strategies, continued availability of capital and financing, competitive pressures and pricing pressures, and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission.

Consequently, all of the forward-looking statements are qualified by these cautionary statements, and there can be no assurance that the results or developments anticipated by the Company will be realized or that they will have the expected effects on the Company or its business or operations.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.

BIG LOTS
2003 GUIDANCE
RANGE OF EXPECTATIONS
(Issued February 26, 2003)

		Comps	Gross Margin Rate	SG & A Rate	E.P.S

Annual	2003 2002 2001	Mid-Single 7.7% 2.0%	42.0% — 42.4% 42.2% 40.9%*	37.9% — 38.3% 38.4% 38.8%*	$0.74 — $0.78 $0.66 $0.26*
Q1	2003 2002 2001	Low-Single 11.7% 1.4%	41.7% — 42.1% 41.9% 40.6%	39.2% — 39.6% 39.1% 40.0%	$0.07 — $0.11 $0.11 $0.00
Q2	2003 2002 2001	Low to Mid-Single 12.4% 1.8%	41.8% — 42.2% 41.9% 40.1%	41.0% — 41.4% 40.7% 41.8%	Flat — $0.04 $0.03 $(0.09)
Q3	2003 2002 2001	Mid-Single 7.1% 0.0%	41.8% — 42.2% 42.2% 41.0%	41.7% — 42.1% 42.5% 43.5%	$(0.03) — $0.01 $(0.04) $(0.14)
Q4	2003 2002 2001	Mid-Single 2.1% 3.8%	42.2% — 42.6% 42.6% 41.6%*	32.2% — 32.6% 33.2% 32.9%*	$0.64 — $0.69 $0.57 $0.50*

*	Before fourth quarter non-cash charge

Fiscal Year	Basis Point Change - 2003 to 2002

Annual	(20) — 20	(10) — (50)
Q1 Q2 Q3 Q4	(20) — 20 (10) — 30 (40) — Flat (40) — Flat	50 — 10 70 — 30 (40) — (80) (60) — (100)

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	FEBRUARY 1	FEBRUARY 2
	2003	2002

ASSETS
Current Assets:
Cash	$23,193	$11,322
Cash equivalents	143,815	17,500
Inventories	776,210	705,293
Deferred income taxes	61,221	93,899
Other current assets	64,728	57,536

Total Current Assets	1,069,167	885,550

Property and equipment — net	532,264	515,023
Deferred income taxes	17,766	35,108
Other assets	23,074	25,112

	$1,642,271	$1,460,793

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$241,905	$211,457
Accrued liabilities and income taxes	169,002	116,352

Total Current Liabilities	410,907	327,809

Long-term obligations	204,000	204,000
Other liabilities	1,183	1,451
Shareholders’ equity	1,026,181	927,533

	$1,642,271	$1,460,793

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED

	FEBRUARY 1		FEBRUARY 2
	2003	%	2002	%

	(Unaudited)		(Unaudited)
Sales	$1,216,991	100.0	$1,138,214	100.0

Gross margin	518,909	42.6	410,652	36.1
Selling and administrative expenses	404,558	33.2	409,181	35.9

Operating profit (loss)	114,351	9.4	1,471	0.1
Interest expense	4,915	0.4	4,692	0.4

Income (loss) from continuing operations before income taxes	109,436	9.0	(3,221)	(0.3)
Income tax expense(benefit)	43,228	3.6	(1,272)	(0.1)

Income (loss) from continuing operations	66,208	5.4	(1,949)	(0.2)
Discontinued operations (net of tax)	0	0.0	8,480	0.7

Net income (loss)	$66,208	5.4	$6,531	0.6

Income (loss) per common share — basic
Income (loss) from continuing operations	$0.57		$(0.02)
Discontinued operations	0.00		0.08

Net income (loss)	$0.57		$0.06

Weighted average common shares outstanding	116,147		114,339

Income (loss) per common share — diluted
Income (loss) from continuing operations	$0.57		$(0.02)
Discontinued operations	0.00		0.08

Net income (loss)	$0.57		$0.06

Weighted average common and common equivalent shares outstanding	116,455		114,339

Schedule Provided for Informational Purposes Only

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
PRIOR TO NON-CASH CHARGES
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED

	FEBRUARY 1		FEBRUARY 2*
	2003	%	2002	%

	(Unaudited)		(Unaudited)
Sales	$1,216,991	100.0	$1,138,214	100.0

Gross margin	518,909	42.6	473,091	41.6
Selling and administrative expenses	404,558	33.2	374,293	32.9

Operating profit (loss)	114,351	9.4	98,798	8.7
Interest expense	4,915	0.4	4,692	0.4

Income (loss) from continuing operations before income taxes	109,436	9.0	94,106	8.3
Income tax expense (benefit)	43,228	3.6	37,172	3.3

Income (loss) from continuing operations	66,208	5.4	56,934	5.0
Discontinued operations (net of tax)	0	0.0	0	0.0

Net income (loss)	$66,208	5.4	$56,934	5.0

Income (loss) per common share — basic
Income (loss) from continuing operations	$0.57		$0.50
Discontinued operations	0.00		0.00

Net income (loss)	$0.57		$0.50

Weighted average common shares outstanding	116,147		114,339

Income (loss) per common share — diluted
Income (loss) from continuing operations	$0.57		$0.50
Discontinued operations	0.00		0.00

Net income (loss)	$0.57		$0.50

Weighted average common and common equivalent shares outstanding	116,455		114,353

*	Description of non-cash charges included in Company’s SEC filing of Form 10-K for fiscal year ended February 2, 2002.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	52 WEEKS ENDED		52 WEEKS ENDED

	FEBRUARY 1		FEBRUARY 2
	2003	%	2002	%

Sales	$3,868,550	100.0	$3,433,321	100.0

Gross margin	1,631,917	42.2	1,341,138	39.1
Selling and administrative expenses	1,485,265	38.4	1,368,397	39.9

Operating profit (loss)	146,652	3.8	(27,259)	(0.8)
Interest expense	20,111	0.5	20,202	0.6

Income (loss) from continuing operations before income taxes	126,541	3.3	(47,461)	(1.4)
Income tax expense (benefit)	49,984	1.3	(18,747)	(0.5)

Income (loss) from continuing operations	76,557	2.0	(28,714)	(0.8)
Discontinued operations (net of tax)	0	0.0	8,480	0.2

Net income (loss)	$76,557	2.0	$(20,234)	(0.6)

Income (loss) per common share — basic
Income (loss) from continuing operations	$0.66		$(0.25)
Discontinued operations	0.00		0.07

Net income (loss)	$0.66		$(0.18)

Weighted average common shares outstanding	115,865		113,660

Income (loss) per common share — diluted
Income (loss) from continuing operations	$0.66		$(0.25)
Discontinued operations	0.00		0.07

Net income (loss)	$0.66		$(0.18)

Weighted average common and common equivalent shares outstanding	116,707		113,660

Schedule Provided for Informational Purposes Only

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
PRIOR TO NON-CASH CHARGES
(In thousands, except per share data)

	52 WEEKS ENDED		52 WEEKS ENDED

	FEBRUARY 1		FEBRUARY 2*
	2003	%	2002	%

			(Unaudited)
Sales	$3,868,550	100.0	$3,433,321	100.0

Gross margin	1,631,917	42.2	1,403,577	40.9
Selling and administrative expenses	1,485,265	38.4	1,333,509	38.8

Operating profit (loss)	146,652	3.8	70,068	2.0
Interest expense	20,111	0.5	20,202	0.6

Income (loss) from continuing operations before income taxes	126,541	3.3	49,866	1.5
Income tax expense (benefit)	49,984	1.3	19,697	0.6

Income (loss) from continuing operations	76,557	2.0	30,169	0.9
Discontinued operations (net of tax)	0	0.0	0	0.0

Net income (loss)	$76,557	2.0	$30,169	0.9

Income (loss) per common share — basic
Income (loss) from continuing operations	$0.66		$0.27
Discontinued operations	0.00		0.00

Net income (loss)	$0.66		$0.27

Weighted average common shares outstanding	115,865		113,660

Income (loss) per common share — diluted
Income (loss) from continuing operations	$0.66		$0.26
Discontinued operations	0.00		0.00

Net income (loss)	$0.66		$0.26

Weighted average common and common equivalent shares outstanding	116,707		113,861

*	Description of non-cash charges included in Company’s SEC filing of Form 10-K for fiscal year ended February 2, 2002.

Schedule Provided for Informational Purposes Only

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED	13 WEEKS ENDED

	FEBRUARY 1	FEBRUARY 2
	2003	2002

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

				Prior to
		As	Non-Cash	Non-Cash
		Reported	Charges*	Charges

Sales	$1,216,991	$1,138,214		$1,138,214

Gross margin	518,909	410,652	$(62,439)	473,091
Selling and administrative expenses	404,558	409,181	34,888	374,293

Operating profit (loss)	114,351	1,471	(97,327)	98,798
Interest expense	4,915	4,692	(0)	4,692

Income (loss) from continuing operations before income taxes	109,436	(3,221)	(97,327)	94,106
Income tax expense (benefit)	43,228	(1,272)	(38,444)	37,172

Income (loss) from continuing operations	66,208	(1,949)	(58,883)	56,934
Discontinued operations (net of tax)	0	8,480	8,480	0

Net income (loss)	$66,208	$6,531	$(50,403)	$56,934

Income (loss) per common share — basic
Income (loss) from continuing operations	$0.57	$(0.02)		$0.50
Discontinued operations	0.00	0.08		0.00

Net income (loss)	$0.57	$0.06		$0.50

Weighted average common shares outstanding	116,147	114,339		114,339

Income (loss) per common share — diluted
Income (loss) from continuing operations	$0.57	$(0.02)		$0.50
Discontinued operations	0.00	0.08		0.00

Net income (loss)	$0.57	$0.06		$0.50

Weighted average common and common equivalent shares outstanding	116,455	114,339		114,353

*	Description of non-cash charges included in Company’s SEC filing of Form 10-K for fiscal year ended February 2, 2002.

Schedule Provided for Informational Purposes Only

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	52 WEEKS ENDED	52 WEEKS ENDED

	FEBRUARY 1	FEBRUARY 2
	2003	2002

			(Unaudited)	(Unaudited)
				Prior to
		As	Non-Cash	Non-Cash
		Reported	Charges*	Charges

Sales	$3,868,550	$3,433,321		$3,433,321

Gross margin	1,631,917	1,341,138	$(62,439)	1,403,577
Selling and administrative expenses	1,485,265	1,368,397	34,888	1,333,509

Operating profit (loss)	146,652	(27,259)	(97,327)	70,068
Interest expense	20,111	20,202	0	20,202

Income (loss) from continuing operations before income taxes	126,541	(47,461)	(97,327)	49,866
Income tax expense (benefit)	49,984	(18,747)	(38,444)	19,697

Income (loss) from continuing operations	76,557	(28,714)	(58,883)	30,169
Discontinued operations (net of tax)	0	8,480	8,480	0

Net income (loss)	$76,557	$(20,234)	$(50,403)	$30,169

Income (loss) per common share — basic
Income (loss) from continuing operations	$0.66	$(0.25)		$0.27
Discontinued operations	0.00	0.07		0.00

Net income (loss)	$0.66	$(0.18)		$0.27

Weighted average common shares outstanding	115,865	113,660		113,660

Income (loss) per common share — diluted
Income (loss) from continuing operations	$0.66	$(0.25)		$0.26
Discontinued operations	0.00	0.07		0.00

Net income (loss)	$0.66	$(0.18)		$0.26

Weighted average common and common equivalent shares outstanding	116,707	113,660		113,861

*	Description of non-cash charges included in Company’s SEC filing of Form 10-K for fiscal year ended February 2, 2002.